D&E Communications, Inc.

Stock Option Agreement For

1999 Long Term Incentive Plan

Between

D&E Communications, Inc.

And

(the Optionholder)

                       Date of Grant:                                               , 2005

                       Number of Shares:

                       Purchase Price:

                       Option Expires:                                             , 2015

1999 Long Term Incentive Plan Stock Option Agreement

            Number of shares subject to option:           (           ) shares.

            This Agreement, dated                         , 2005, between D&E Communications, Inc. ("D&E") and                          (the "Optionholder"),

Witnesseth:

     Grant of Option

        Pursuant to the provisions of the 1999 Long Term Incentive Plan of D&E Communications, Inc. (the "Plan") D&E hereby grants to the Optionholder, subject to the terms and conditions of the Plan, and subject further to the terms and conditions herein set forth, the right and option to purchase from D&E all or any part of an aggregate of (               ) shares of D&E Communications, Inc. common stock, $0.16 par value per share ("Common Stock"), at the purchase price of $                per share, such option to be exercised as hereinafter provided. This option is a "Nonstatutory Option" as defined in the Plan.

     Terms and Conditions

         It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

        Expiration Date.  Subject to the provisions of Paragraph 2(d), the option granted hereby shall expire on                , 2015 (not more than 10 years from the date of grant).

        Vesting of Options.  The option is fully vested as of the grant date. The option may be exercised in whole at any time, or from time to time in part, prior to the expiration date specified in Paragraph 2 (a). Any exercise shall be accompanied by a written notice to D&E specifying the number of shares as to which the option is being exercised.

        Payment of Purchase Price Upon Exercise.  At the time of any exercise, the purchase price of the shares as to which this option shall be exercised shall be paid as provided in Section 2.6 of the Plan.

        Exercise Upon Death, Disability or Termination of Employment.

          In the even of the death, Disability or Retirement of Optionholder, as defined in the Plan, this option will be exercisable as provided in Section 2.5 of the Plan.

          In the event Optionholder ceases to be an employee of D&E for any reason other than death, Disability, or Retirement, this option will be exercisable as set forth in Section 2.5(c) of the Plan.

        Nontransferability.  This option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionholder, this option shall be exercisable only by the Optionholder.

        Adjustments.  In the event of any change in the Common Stock of D&E by reason of any stock dividend, recapitalization, reclassification, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change. If any other change in the number or kind of the outstanding shares of stock of D&E occurs, an adjustment may be made to the number and kind of shares subject to this option and their purchase price per share in such manner as a majority of the disinterested members of the Board of Directors may deem equitable to prevent substantial dilution or enlargement of rights granted to the Optionholder hereunder. Any adjustment so made shall be final and binding upon the Optionholder.

        No Rights as Stockholder.  The Optionholder shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option prior to the date of issuance of a certificate or certificates for such shares.

        No Right To Continued Employment.  This option shall not confer upon the Optionholder any right with respect to continuance of employment by D&E or any Affiliate, nor shall it interfere in any way with the right of D&E or any Affiliate to terminate the Optionholder's employment at any time.

        Compliance with Law and Regulations.  This option and the obligation of D&E to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. D&E shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which D&E shall, in its sole discretion, determine to be necessary or advisable.

     Investment Representation

        The Compensation Committee may require the Optionholder to furnish to D&E, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form a such Committee may specify) in which the Optionholder represents that the shares acquired upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

     Optionholder Bound by Plan

        The Optionholder hereby acknowledges receipt of a copy of the Plan and any amendments thereto, and agrees to be bound by all the terms and provisions thereof, which, to the extent relevant, are incorporated herein by reference.

     Notices

      Any notice hereunder to D&E shall be addressed to it at its office, 124 East Main Street, Ephrata, PA, 17522 Attention: Corporate Secretary, and any notice hereunder to Optionholder shall be addressed to him or her at the address below, subject to the right of either party to designate at any time hereafter in writing some other address.

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      IN WITNESS WHEREOF, D&E Communications, Inc. has caused this Agreement to be executed by a duly authorized officer and the Optionholder has executed this Agreement, both as of the day and year first above written.

D&E Communications, Inc. By: (Signature) (Print Name) (Print Title)	Optionholder By: (Signature) (Print Name) (Print Address)